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                                                                    EXHIBIT 99.1

              RONALD PETTENGILL RESIGNS AS PREDICTIVE SYSTEMS' CEO

New York, NY, March 30, 2001 - Predictive Systems (NASDAQ: PRDS), a leading network infrastructure consulting firm, today announced that Ronald Pettengill, the company's CEO and co-founder, will step down from his role as CEO and Chairman of the Board. Mr. Pettengill will continue to serve on the company's Board of Directors. William Wyman, a director of the company, has been elected CEO and Chairman of the Board. Mr. Wyman will serve in this capacity pending the conclusion of a successful search for a new CEO. Robert Belau, Predictive Systems' president and co-founder, will continue as president with the same responsibilities and will report to Mr. Wyman.

A board member since 1999, Mr. Wyman worked at Booz Allen & Hamilton, a large international consulting firm, the last five years of which he was president of management consulting. In 1984, he started his own firm, Oliver Wyman & Company, now a leading provider of consulting services to the top executives of large financial institutions. Since 1995, Mr. Wyman has been a business advisor and counselor on a broad range of issues to a number of corporate chief executives of financial services, information services, forest products and software companies.

"Over the past six years, I have had the pleasure of building a start-up into a global corporation, leading a team of top-flight management and working with some of the best and brightest professionals in the industry. Frankly, I'm looking forward to taking a break and spending time with my family," said Pettengill, who is leading the search for a replacement with the assistance of executive search firm, Russell Reynolds. "I am incredibly proud of the company we've created and the level of service we continue to provided to a stellar list of Fortune 1000 companies and remain steadfastly optimistic about the company's future."

"Ron has made innumerable contributions to the growth and success of Predictive Systems, having guided us through a successful public offering and successfully leading our global expansion," said Wyman. "I am confident however, that the solid foundation that he helped create will enable us to continue to build on our success and remain a leading network infrastructure company."

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About Predictive Systems:

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Predictive Systems, Inc. (NASDAQ: PRDS) is a leading network infrastructure consulting firm focused on building fast, reliable, secure networks for service providers and global enterprises. The firm's BusinessFirst(TM) approach maps technology solutions to business goals. Predictive Systems' clients include Allstate, Bear Stearns, BellSouth, British Telecom, Cisco Systems, Citibank, Credit Suisse First Boston, First Union National Bank, WorldCom, and Pfizer. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Internationally, it has offices in Germany, Japan, the Netherlands, and the UK.

For additional information, please contact Predictive Systems at 1-800-770-4958 or visit www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, e-frastructure, e-readiness, e-xplain, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Predictive Systems' reports and other documents filed from time to time with the Securities and Exchange Commission.

Statements in Predictive System Inc.'s press release that are not strictly historical are "forward-looking" statements which are subject to risks and uncertainties that exist in the company's business environment. These risks and uncertainties include, but are not limited to, the risks associated with hiring a Chief Executive Officer and integrating him or her into the company's existing senior management team. If there are delays in hiring a Chief Executive Officer or if the company is unable to successfully integrate a new Chief Executive Officer, then the company's ability to deliver its services and carry out its business goals may suffer. The forward-looking statements included in this press release reflect the beliefs of the company's management on the date of this release, and the company undertakes no obligation to update the forward-looking statements in this release to reflect events or circumstances occurring after the date of this release.